EXECUTION COPY

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of December 27, 2000 is by and among MATRIX BANCORP, INC., a Colorado corporation (the "Borrower"), the lenders which are signatories hereto (individually, a "Lender" and, collectively, the "Lenders") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Lenders, as agent for the Lenders (in such capacity, the "Agent").

     The Borrower and the Banks agree as follows:

                                   ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     "Adjusted Eurodollar Rate": On any date of determination, the rate (rounded upward, if necessary, to the next higher one hundredth of one percent) determined by dividing the Eurodollar Rate for such date by 1.00 minus the Eurodollar Reserve Percentage.

     "Advance": Any portion of the outstanding Revolving Loans or Term Loans by a Lender as to which one of the available interest rate options and, if pertinent, an Interest Period, is applicable. An Advance may be a Eurodollar Rate Advance or a Reference Rate Advance.

     "Affiliate": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent or more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

     "Agent": As defined in the opening paragraph hereof.

     "Aggregate Revolving Commitment Amounts": As of any date, the sum of the Revolving Commitment Amounts of all the Lenders.

     "Aggregate Term Commitment Amounts": As of any date, the sum of the Term Loan Commitment Amounts of all the Lenders.

     "Applicable Lending Office": For each Lender and for each type of Advance, the office of such Lender identified as such Lender's Applicable Lending Office on the signature pages hereof or such other domestic or foreign office of such Lender (or of an Affiliate of such Lender) as such Lender may specify from time to time, by notice given pursuant to Section 9.4, to the Agent and the Borrower as the office by which its Advances of such type are to be made and maintained.

     "Applicable Margin": The Applicable Margin for Reference Rate Advances in effect at all times shall be zero percent (0.00%). The Applicable Margin for Eurodollar Rate Advances in effect at all times shall be two and sixty-five-hundredths percent (2.65%).

     "Bankers Blanket Bond": The bond or bonds, and any renewals, extensions, or modifications of them, issued with respect to losses incurred by Matrix Bank, including, without limitation, all bonds represented by Bankers Blanket Bond, Standard Form No. 24, with attached riders, as revised, and Bank Employee Dishonesty Blanket Bond, Standard Form No. 28, Surety Association of America.

     "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

     "Borrower": As defined in the opening paragraph hereof.

     "Borrower Loan Documents": This Agreement, the Notes and any of the Security Documents to be executed by the Borrower.

     "Borrowing": Any amount disbursed (a) by any Lender to Borrower under the Loan Documents as an original disbursement of funds, a renewal, extension, or continuation of an amount outstanding, or (b) by Agent or any Lender in accordance with, and to satisfy a Company's obligations under, any Loan Document.

     "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which lenders are permitted to be open in Minneapolis, Minnesota.

     "Capitalized Lease Obligations": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No.
13).

     "Cash Equivalents": Investments described in Section 6.10(a) through (e).

     "Change of Control": Any (i) material change in the ownership or senior management of Borrower or any Guarantor from that ownership or senior management as it exists in the date of this Agreement without the written approval of all Lenders, (ii) failure to provide advance notice of any material change in ownership or management, or (iii) common stock, preferred stock or ownership interest in Matrix Bank ceases to be owned by Borrower.

     "Classified Assets": For Matrix Bank and at any time, all (a) assets of Matrix Bank that are classified as "substandard," "doubtful," or "loss" by FDIC, OTS, or any other tribunal with regulatory authority over Matrix Bank, (b) assets that are otherwise subject to special credit quality supervision by Matrix Bank or the financial institution through which Matrix Bank claims an interest in the particular asset, (c) Other Real Estate Owned, and (d) Other Impaired Assets.

     "Closing Date": Any Business Day selected by the Borrower for the making of the Loans hereunder; provided, that all the conditions precedent to the obligation of the Lenders to make such Loans, as set forth in Article III, have been, or, on such Closing Date, will be, satisfied or waived by the Agent in its sole discretion.

     "CMLTD": For Borrower alone and at any time, the current maturities of long-term Indebtedness except that for purposes of this definition the Indebtedness of Matrix Financial and guaranties of that Indebtedness by Borrower or Matrix Bank are excluded.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Collateral": As defined in the Pledge Agreement.

     "Commercial Loan": A loan that is not a one- to four-family residential loan, nor an installment loan to an individual, nor the portion of a loan guaranteed by the Small Business Administration, but is a loan for commercial purposes, or a loan secured by chattel or a mortgage note on real property other than a one- to four-family residential real property.

     "Commitments": The Revolving Commitments and the Term Loan Commitments.

     "Consolidated Net Income": The consolidated net income of the Borrower and its Subsidiaries as determined in accordance with GAAP.

     "Consolidated Net Worth": The consolidated net worth of the Borrower and its Subsidiaries as determined in accordance with GAAP.

     "Contingent Obligation": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefore, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

     "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender": At any time, any Lender that, at such time (a) has failed to make a Revolving Loan or a Term Loan required pursuant to the terms of this Agreement, including the funding of any participation in accordance with the terms of this Agreement, (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy, receivership or insolvency proceeding, or to a receiver, trustee or similar official.

     "Eligible Receivables": At the time of determination, Receivables meeting the sale or loan eligibility criteria set forth in one or more of the Warehouse Facilities to which the Borrower or any Subsidiary is a party at such time and Receivables which are eligible for sale in a Securitization.

     "Equi-Mor": Equi-Mor Holdings, Inc., a Nevada corporation.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

     "Eurodollar Business Day": A Business Day which is also a day for trading by and between lenders in United States dollar deposits in the interlender Eurodollar market and a day on which lenders are open for business in New York City.

     "Eurodollar Rate": On any date of determination, the average offered rate for deposits in United States dollars having a maturity of thirty days (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on such date of determination which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time (or such other time as of which such rate appears) on such date of determination, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits having a maturity of thirty days are offered to the Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on such date of determination in an amount equal to $1,000,000 (round upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters

Screen Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank rates of major banks for United States dollar deposits).

     "Eurodollar Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

     "Eurodollar Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member lender of the Federal Reserve System, with deposits comparable in amount to those held by the Agent, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default": Any event described in Section 7.1.

     "Excess Spread": Over the life of a pool of Receivables that have been sold by the Borrower or any Subsidiary in a Securitization, the rights, other than Servicing Rights, retained by the Borrower or such Subsidiary at or subsequent to the closing of such Securitization or sale with respect to such pool, to receive cash flows attributable to such pool.

     "FDIC": Federal Deposit Insurance Corporation.

     "Federal Funds Rate": On any date of determination, a fluctuating interest rate per annum (based on a 360 day year) equal for each day to the weighted average of the rates of interest charged on overnight federal funds transactions with member banks of the Federal Reserve System only, as reasonably determined by the Agent.

     "First Matrix": First Matrix Investment Services Corp., a Texas corporation.

     "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

     "Government Securities": To the extent they mature within one year from the date in question, readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America, and (b) obligations of an agency or instrumentality of, or corporation owned, controlled, or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

     "Guarantors": Matrix Funding Corporation, a Colorado corporation, United Financial, Inc., a Colorado corporation, United Special Services, Inc., a Colorado corporation, Equi-Mor, ABS School Services, LLC, an Arizona limited liability company, and any Person that hereafter becomes a Subsidiary of Borrower other than a Subsidiary of Matrix Bank.

     "Guaranty": A guaranty from each Guarantor, in a form acceptable to the Agent.

     "Hedge Contract": For any Person, any present or future, whether master or single, agreement, document or instrument providing for (or constituting an agreement to enter into) (a) commodity hedges in the normal course of business in accordance with prior practices of that Person before the date of this agreement for purposes of hedging material purchases, (b) foreign-currency purchases and swaps, (c) interest-rate swaps, and (d) interest-rate-hedging products.

     "Immediately Available Funds": Funds with good value on the day and in the city in which payment is received.

     "Indebtedness": With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money (including non-recourse obligations), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables occurred in the ordinary course of business and not 90 days overdue), (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) the net amount payable in respect to all obligations of such Person in respect of interest rate swap agreements, cap or collar agreements, interest rate futures or option contracts, currency swap agreements, currency futures or option agreements and other similar contracts, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, (k) all obligations of such Person under any equity security issued by such Person which ceases to be considered an equity interest in such Person, and (l) all Contingent Obligations of such Person.

     "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Lender": As defined in the opening paragraph hereof.

     "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

     "Loan": A Revolving Loan or a Term Loan.

     "Loan Documents": This Agreement, the Notes, and the Security Documents.

     "Majority Lenders": At any time, Lenders other than Defaulting Lenders holding at least 66% of the aggregate unpaid principal amount of the Notes, excluding Notes held by Defaulting Lenders or, if no Loans are at the time outstanding hereunder, Lenders other than Defaulting Lenders whose Total Percentages aggregate at least 66% (with Total Percentages being computed without reference to the Revolving Commitment Amounts and Term Loan Commitment Amounts of Defaulting Lenders).

     "Material Adverse Occurrence": Any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding) which (a) has materially adversely affected the present, or which is reasonably likely to materially adversely affect the prospective financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, (b) impair the ability of the Borrower or any Subsidiary to perform its obligations under any Loan Document, or any writing executed pursuant thereto, (c) is reasonably likely to materially adversely affect the validity or enforceability of the material obligations of the Borrower under any Loan Document, (d) is reasonably likely to materially adversely affect the rights and remedies of the Lenders or the Agent against the Borrower, or (e) is reasonably likely to materially adversely affect the timely payment of the principal of and interest on the Loans or other amounts payable by the Borrower hereunder.

     "Matrix Bank": Matrix Capital Bank, a federal savings bank.

     "Matrix Financial": Matrix Financial Services Corporation, an Arizona corporation.

     "Matrix Financial Loan Agreement": The Credit Agreement dated as of September 29, 2000, between Matrix Financial, certain lenders, and U.S. Bank National Association, as Agent for the Lenders, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Multiemployer Plan": A multiemployer plan, as such term is defined in
Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the

Closing Date, or at any time after the Closing Date) for employees of the Borrower or any ERISA Affiliate.

     "Net Charge Offs": For Matrix Bank and at any time, the sum of its "Gross Charge Offs" minus its "Recoveries," as those items are reflected in its quarterly call reports.

     "Net Income": For any period and any Person, the net income of that Person as determined in accordance with GAAP.

     "Note": A Term Note or a Revolving Note.

     "Obligations": The Borrower's obligations in respect of the due and punctual payment of principal and interest on the Notes when and as due, whether by acceleration or otherwise and all fees (including Revolving Commitment Fees), expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement or any other Borrower Loan Document, in all cases whether now existing or hereafter arising or incurred.

     "Other Impaired Assets": For Matrix Bank and at any time, assets (excluding Other Real Estate Owned) acquired by Matrix Bank through foreclosure or other realization upon collateral or rearrangement, settlement, or satisfaction of debt.

     "Other Real Estate Owned": For Matrix Bank and at any time, each of its ownership interests (including any option in its favor and any put or similar agreement requiring it to purchase but excluding any Lien constituting a bona fide encumbrance to secure obligations owed to it) in any real property not currently used solely as either a principal banking house, an office, branch, parking facility, remote manned or unmanned teller facility, or real estate acquired for development in the ordinary course of business and that was not acquired through foreclosure or other realization upon collateral or rearrangement, settlement, or satisfaction of debt.

     "OTS": Office of Thrift Supervision.

     "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

     "Permitted Warehouse Debt": Warehouse Debt of the Borrower or any Subsidiary incurred under one or more Warehouse Facilities (excluding any Guarantees issued by the Borrower or any Subsidiary in connection therewith), provided, however, that (i) the assets purchased with proceeds of such Warehouse Debt are or, prior to any funding under such Warehouse Facility with respect to such assets, were eligible to be recorded as held for the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP; and (ii) such Indebtedness will be deemed Permitted Warehouse Debt (A) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Debt has no contractual recourse to the Borrower or any Subsidiary to satisfy claims in respect of such Warehouse Debt in excess of the realizable value of the Eligible Receivables financed thereby, and (B) in the case of any other Warehouse Facility, at the time such Warehouse Debt is incurred, only to the extent of the lesser of (1) the amount advanced by the lender with respect to the Eligible Receivables financed by such Indebtedness, and (2) 100% of the aggregate principal amount of such Eligible Receivables, and (C) in the case of such Warehouse Debt that is not secured by a Lien, any such Indebtedness incurred has not been outstanding in excess of 364 days.

     "Person": Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan": Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3(3) of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

     "Pledge Agreement": A Pledge Agreement from the Borrower to the Agent, for the benefit of the Lenders, granting the Agent a security interest in the capital stock of Matrix Bank, in the form required by the Agent.

     "Prohibited Transaction": The respective meanings assigned to such term in
Section 4975 of the Code and Section 406 of ERISA.

     "Purchase Facility": Any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Borrower or any Subsidiary sells Receivables to a financial institution, commercial paper facility or conduit and retains a right of first refusal or other repurchase arrangement upon the subsequent resale of such Receivables by such financial institution, commercial paper facility or conduit.

     "Receivables": Any residential mortgage, consumer and commercial mortgage loans, leases and receivables purchased or originated by the Company or any Subsidiary.

     "Reference Rate": The greater of (a) the rate of interest from time to time publicly announced by the Agent as its "reference rate" and (b) Federal Funds Rate plus 0.50%. The Agent may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

     "Reference Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Reference Rate.

     "Regulatory Change": Any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders including any Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA that result in an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or 412 of the Code) whether or not waived with respect to any Plan in an aggregate amount exceeding $50,000 shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

     "Residual Receivables": At any time, the capitalized asset value of Excess Spread of the Borrower and any Subsidiary (including, without limitation, subordinated, interest-only and residual certificates of a Securitization Trust), with respect to any Receivable pool of any Securitization Trust, calculated in accordance with GAAP.

     "Restricted Payments": With respect to the Borrower, all dividends or other distributions of any nature (cash, securities other than common stock of the Borrower, assets or otherwise), and all payments on any class of equity securities (including warrants, options or rights therefor) issued by the Borrower and its Subsidiaries, whether such securities are authorized or outstanding on the Closing Date or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

     "Revolving Commitment": With respect to a Lender, the agreement of such Lender to make Revolving Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed such Lender's Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

     "Revolving Commitment Amount": With respect to a Lender, initially the amount set opposite such Lender's name on Schedule 1.1-1 hereto as its Revolving Commitment Amount, but as the same may be reduced from time to time pursuant to
Section 2.13.

     "Revolving Commitment Fees": As defined in Section 2.15.

     "Revolving Loan": As defined in Section 2.1.

     "Revolving Loan Date": The date of the making of any Revolving Loans hereunder.

     "Revolving Note": A promissory note of the Borrower in the form of Exhibit A hereto.

     "Revolving Percentage": With respect to any Lender, the percentage equivalent of a fraction, the numerator of which is the Revolving Commitment Amount of such Lender and the denominator of which is the Aggregate Revolving Commitment Amounts.

     "Securitization": A public or private transfer of Receivables in the ordinary course of business and by which the Borrower or any Subsidiary directly or indirectly securitizes a pool of specialized Receivables.

     "Securitization Trust": Any Person established exclusively for the purpose of issuing securities in connection with any Securitization, the obligations of which are without recourse to the Borrower or any other Subisidiary.

     "Security Documents": The Pledge Agreement and the Guaranties.

     "Servicing Rights": A contractual right to receive a fee for processing and administering loan payments with respect to Receivables or loans, leases or receivables originated by third parties or any interest in such right.

     "Subordinated Debentures": The 10% Junior Subordinated Debentures issued by Borrower in the total principal amount of $28,350,525 under the Indenture dated as of July 30, 1999 between Borrower and State Street Bank and Trust Company, as Trustee, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified in accordance with the terms hereof.

     "Subordinated Debt": At any time (a) Indebtedness existing on the Closing Date, that is by its terms subordinated to the payment of the Obligation in a manner satisfactory to the Agent, (b) the Indebtedness evidenced by the Subordinated Debentures, and (c) Indebtedness of Borrower that (i) is subject to subordination, payment blockage, and standstill provisions at least as favorable to Lenders as are applicable to the Subordinated Debentures, (ii) does not subject Borrower to representations, covenants, events of default, and other provisions significantly more onerous to Borrower than those contained in the Subordinated Debentures, (iii) does not have any scheduled or mandatory principal or sinking fund payment due before 180 days after the Maturity Date, and (iv) is upon terms and conditions otherwise reasonably acceptable to Majority Lenders.

     "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

     "Taxes": For any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

     "Term Loan": As defined in Section 2.1(b).

     "Term Loan Commitments": With respect to a Lender, the agreement of such Lender to make a Term Loan to the Borrower in an amount equal to such Lender's Term Loan Commitment Amount upon the terms and subject to the conditions of this Agreement.

     "Term Loan Commitment Amount": With respect to a Lender, the amount set opposite such Lender's name on Schedule 1.1-1 hereto as its Term Loan Commitment Amount.

     "Term Loan Percentage": With respect to any Lender, the percentage equivalent of a fraction, the numerator of which is the amount of the applicable Term Loan Commitments of such Lender and the denominator of which is the sum of the Term Loan Commitments of all the Lenders for such Term Loans.

     "Term Note": A promissory note of the Borrower in the form of Exhibit B hereto.

     "Termination Date": The earliest of (a) December 26, 2001, (b) the date on which the Revolving Commitments are terminated pursuant to Section 7.2 hereof or
(c) the date on which the Revolving Commitment Amounts are reduced to zero pursuant to Section 2.13 hereof.

     "Total Percentage": With respect to any Lender, the percentage equivalent of a fraction, the numerator of which is the sum of the Revolving Commitment Amount of such Lender and the Term Loan Commitment Amount of such Lender and the denominator of which is the sum of the Revolving Commitment Amounts and Term Loan Commitment Amounts of all the Lenders.

     "Unpaid Drawing": As defined in Section 2.11.

     "Unused Revolving Commitment": With respect to any Lender as of any date of determination, the amount by which such Lender's Revolving Commitment Amount exceeds such Lender's Revolving Loans on such date.

     "Warehouse Debt": In the case of a Purchase Facility, Indebtedness of the Company or any Subsidiary equal to the greater of (x) the amount received by the Company or any Subsidiary under such Purchase Facility and (y) the book value of the Eligible Receivables or Servicing Rights financed under such Purchase Facility, until such time as such Eligible Receivables or Servicing Rights are
(i) securitized, (ii) repurchased by the Borrower or any Subsidiary, or (iii) sold by the counterparty under the Purchase Facility to a Person who is not an Affiliate of the Borrower, including any Guarantees issued by the Borrower or any Subsidiary in connection therewith. In the case of a Warehouse Facility which is not a Purchase Facility, the amount received by the Company or any Subsidiary under such Warehouse Facility.

     "Warehouse Facility": Any funding arrangement, including Purchase Facilities, with a financial institution or other lender or purchaser or any conduit or special purpose vehicle used in connection with such funding arrangement, to the extent (and only to the extent) that the Borrower or any Subsidiary incurs Warehouse Debt thereunder exclusively to finance or refinance the purchase, origination or holding of Receivables or Servicing Rights by the Borrower or such Subsidiary.

     Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and Majority Lenders agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

     Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

     Section 1.4 Other Definitional Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or." All incorporation by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Majority Lenders, and shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Notes are irrevocably paid in full, all Letters of Credit have expired without renewal or been returned to the Agent, and the commitments of any Lender to advance funds to the Borrower are terminated.

                                    ARTICLE 2

                         TERMS OF THE CREDIT FACILITIES

                            Part A - Terms of Lending

     Section 2.1 Lending Commitments. On the terms and subject to the conditions hereof, each Lender severally agrees to make the following lending facilities available to the Borrower:

          (a) Revolving Credit. A revolving credit facility available as loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower on a revolving basis at any time and from time to time from the Closing Date to the Termination Date, during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, the unpaid principal amount of outstanding Revolving Loans of a Lender shall not at any time exceed the Revolving Commitment Amount of such Lender. Revolving Loans hereunder shall be made by the several Lenders ratably in the proportion of their respective Revolving Commitments Amounts. Revolving Loans may be obtained and maintained, at the election of the Borrower but subject to the limitations hereof, as Reference Rate Advances or Eurodollar Rate Advances or any combination thereof.

          (b) Term Loan. A term loan from each applicable Lender (each being a "Term Loan" and, collectively, the "Term Loans") to the Borrower on the Closing Date in an amount from each such Lender equal to its Term Loan Commitment Amount. The Term Loans and any portion of the balance thereof (in minimum amounts of $100,000, or, if more, in integral multiples thereof) may be made, maintained, continued and converted to Reference Rate Advances or Eurodollar Rate Advances as the Borrower may elect in its notice of borrowing, continuation or conversion.

     Section 2.2 Procedure for Loans.

          (a) Procedure for Revolving Loans. Any request by the Borrower for Revolving Loans hereunder shall be in writing or by telephone and must be given so as to be received by the Agent not later than 1:00 P.M. (Minneapolis time) on the requested Revolving Loan Date. Each request for Revolving Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loans the applicable conditions specified in Article III have been and will be satisfied. Each request for Revolving Loans hereunder shall specify (i) the requested Revolving Loan Date, (ii) the aggregate amount of Revolving Loans to be made on such date, which shall be in a minimum amount of $100,000 or, if more, an integral multiple thereof, and (iii) whether such Revolving Loans are to be funded as Reference Rate Advances or Eurodollar Rate Advances (and, if such Revolving Loans are to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable). The Agent may rely on any telephone request by the Borrower for Revolving Loans hereunder which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephone request. The Agent shall promptly notify each other Lender of the receipt of such request, the matters specified therein, and of such Lender's ratable share of the requested Revolving Loans. On the date of the requested Revolving Loans, each Lender shall provide its share of the requested Revolving Loans to the Agent in Immediately Available Funds not later than 2:00 P.M. Minneapolis time. Unless the Agent determines that any applicable condition specified in
     Article III has not been satisfied, the Agent will make available to the Borrower at the Agent's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 3:00 P.M. (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loans. If the Agent has made a Revolving Loan to the Borrower on behalf of a Lender but has not received the amount of such Revolving Loan from such Lender by the time herein required, such Lender shall pay interest to the Agent on the amount so advanced at the Federal Funds Rate from the date of such Revolving Loan to the date funds are received by the Agent from such Lender, such interest to be payable with such remittance from such Lender of the principal amount of such Revolving Loan (provided, however, that the Agent shall not make any Revolving Loan on behalf of a Lender if the Agent has received prior notice from such Lender that it will not make such Revolving Loan). If the Agent does not receive payment from such Lender by the next Business Day after the date of any Revolving Loan, the Agent shall be entitled to recover such Revolving Loan, with interest thereon at the rate (or rates) then applicable to the such Revolving Loan, on demand, from the Borrower, without prejudice to the Agent's and the Borrower's rights against such Lender. If such Lender pays the Agent the amount herein required with interest at the Federal Funds Rate before the Agent has recovered from the Borrower, such Lender shall be entitled to the interest payable by the Borrower with respect to the Revolving Loan in question accruing from the date the Agent made such Revolving Loan.

          (b) Procedure for Term Loans. Not later than 1:00 P.M. (Minneapolis time) one Business Day prior to the requested Closing Date, the Borrower shall deliver to the Agent a written notice of borrowing. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Borrower that on the Closing Date and after giving effect to the Term Loans the applicable conditions specified in Article III have been and will be satisfied. Such notice of borrowing shall specify (i) the requested Closing Date, and (ii) whether such Term Loans are to be funded as Eurodollar Rate Advances or Reference Rate Advances. The Agent shall promptly notify each Lender of the receipt of such notice and the matters specified therein. On the requested Closing Date, each Lender shall provide to the Agent the amount of such Lender's Term Loan in Immediately Available Funds not later than 2:00 P.M., Minneapolis time. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the proceeds of the Term Loans available to the Borrower at the Agent's Minneapolis, Minnesota office on the requested date.

     Section 2.3 Notes. The Revolving Loans of each Lender shall be evidenced by a single Revolving Note payable to the order of such Lender in a principal amount equal to such Lender's Revolving Commitment Amount originally in effect. The Term Loan of each Lender shall be evidenced by a Term Note and payable to the order of such Lender in a principal amount equal to such Lender's Term Loan Commitment Amount. Upon receipt of each Lender's Notes from the Borrower, the Agent shall mail such Notes to such Lender. Each Lender shall enter in its ledgers and records the amount of its Term Loans and each Revolving Loan, the various Advances made, converted or continued and the payments made thereon, and each Lender is authorized by the Borrower to enter on a schedule attached to its Term Notes or Revolving Note, as appropriate, a record of such Term Loans, Revolving Loans, Advances and payments; provided, however that the failure by any Lender to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Notes, and, in all events, the principal amounts owing by the Borrower in respect of the Revolving Notes shall be the aggregate amount of all Revolving Loans made by the Lenders less all payments of principal thereof made by the Borrower and the principal amount owing by the Borrower in respect of the Term Notes shall be the aggregate amount of all Term Loans made by the Lenders less all payments of principal thereof made by the Borrower.

     Section 2.4 Conversions. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Advances into Reference Rate Advances or Eurodollar Rate Advances; provided, however that no Advance may be converted to a Eurodollar Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of conversion. Advances may be converted to Eurodollar Rate Advances only in integral multiples, as to the aggregate amount of the Advances of all Lenders so converted or continued, of $100,000. The Borrower shall give the Agent written notice of any conversion of any Advances and such notice must be given so as to be received by the Agent not later than 1:00 P.M. (Minneapolis time) on the date of the requested conversion. Each such notice shall specify (a) the amount to be converted, and (b) the date for the conversion (which must be a Business Day). Any notice given by the Borrower under this Section shall be irrevocable. All conversions and continuation of Advances must be made uniformly and ratably among the Lenders.

     Section 2.5 Interest Rates, Interest Payments and Default Interest. Interest shall accrue and be payable on the Revolving Loans as follows:

          (a) Subject to paragraph (c) below, each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (A) the Adjusted Eurodollar Rate for such Interest Period, plus (B) the Applicable Margin.

          (b) Subject to paragraph (c) below, each Reference Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin.

          (c) Upon the occurrence and during the continuance of any Event of Default, each Advance shall, at the option of the Majority Lenders, bear interest until paid in full at a rate per annum equal to the sum of (1) the Reference Rate, plus (2) the Applicable Margin for Reference Rate Advances, plus (3) 2.0%.

          (d) Interest shall be payable on the last day of each month; provided that interest under Section 2.5(c) shall be payable on demand.

     Section 2.6 Principal Payments.

          (a) Revolving Loans. The unpaid principal balance of all Revolving Notes, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

          (b) Term Loans. The principal of the Term Loans shall be payable in quarterly installments of $357,000 beginning on March 31, 2001 and each June 30, September 30, December 31 and March 31 thereafter, with a final installment in the amount of the unpaid principal balance of the Term Notes, together with all accrued, unpaid interest thereon, on December 31, 2003.

     Section 2.7 Prepayments.

          (a) Optional Prepayments. The Borrower may prepay Loan, in whole or in part, at any time, without premium or penalty. Each partial prepayment shall be in an aggregate amount for all the Lenders of $500,000 in the case of Term Loans, and $100,000 in the case of Revolving Loans, or an integral multiple thereof. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitments in whole) or prepaid on Revolving Loans may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Amounts prepaid on the Term Loans may not be reborrowed. Amounts paid or prepaid under this
     Section 2.7 shall be for the account of each Lender in proportion to its share of outstanding Revolving Loans. Amounts prepaid on the Term Loans shall be applied equally to installments due thereon in an inverse order of maturities.

                                Part B - General

     Section 2.8 Optional Reduction of Revolving Commitment Amounts or Termination of Revolving Commitments. The Borrower may, at any time, upon not less than 3 Business Days prior written notice from the Borrower to the Agent, reduce the Revolving Commitment Amounts, ratably, with any such reduction in a minimum aggregate amount for all the Lenders of $1,000,000, or, if more, in an integral multiple of $1,000,000; provided, however, that the Borrower may not at any time reduce the Aggregate Revolving Commitment Amounts below the aggregate unpaid principal amount of the Revolving Loans. The Borrower may, at any time upon not less than 10 Business Days prior written notice from the Borrower to the Agent, terminate the Revolving Commitments in their entirety. Upon termination of the Revolving Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Lenders the full amount of all outstanding Revolving Loans, all accrued and unpaid interest thereon, all unpaid Revolving Commitment Fees accrued to the date of such termination.

     Section 2.9 Fees.

          (a) Revolving Commitment Fee. The Borrower shall pay to the Agent for the account of each Lender fees (the "Revolving Commitment Fees") in an amount equal to 0.18% per annum of the amount of its Unused Revolving Commitment, payable quarterly in arrears on the last Business Day of each month.

          (b) Other Fees. On or before the Closing Date, the Borrower will pay the Agent the fees set forth in the separate letter agreement dated the date hereof between the Agent and the Borrower.

     Section 2.10 Computation. Revolving Commitment Fees and interest on Loans shall be computed on the basis of actual days elapsed and a year of 365 days.

     Section 2.11 Payments. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under this Agreement payable to the Agent or the Lenders shall be made without setoff or counterclaim in Immediately Available Funds not later than 2:00 P.M. (Minneapolis time) on the dates called for under this Agreement and the Notes to the Agent at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. The Agent will promptly distribute in like funds to each Lender its ratable share of each such payment of principal, interest and fees received by the Agent for the account of the Lenders. Whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment; provided, however, that if such extension would cause payment of interest on or principal of a Eurodollar Rate Advance to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     Section 2.12 Use of Loan Proceeds. The proceeds of the Term Loans shall be used to refinance outstanding Indebtedness of the Borrower and for the Borrower's general corporate purposes. The proceeds of the Revolving Loans shall be used for the Borrower's general corporate purposes.

     Section 2.13 Interest Rate Not Ascertainable, Etc. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate Advance, any Lender determines (which determination shall be conclusive and binding, absent error) that:

          (a) deposits in dollars (in the applicable amount) are not being made available to such Lender in the relevant market, or

          (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of funding or maintaining Eurodollar Rate,

such Lender shall forthwith give notice to the Borrower and the other Lenders of such determination, whereupon the obligation of such Lender to make, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by such Lender shall be made with an interest rate option to which such suspension does not apply. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

     Section 2.14 Increased Cost. If any Regulatory Change:

          (a) shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Rate Advances, its Notes or its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to any Lender (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Rate Advances or any other amounts due under this Agreement in respect of its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal office or Applicable Lending Office is located); or

          (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding, with respect to any Eurodollar Rate Advance, any such requirement to the extent included in calculating the applicable Adjusted Eurodollar
     Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender's Applicable Lending Office or against Letters of Credit issued by the Agent or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the interlender Eurodollar market any other condition affecting its Eurodollar Rate Advances, its Notes or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes, then, within 30 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, any Lender may use any reasonable averaging and attribution methods. Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts subsequently received or receivable; provided, however, that, unless Regulatory Change has a retroactive effect, the Borrower shall not be required to compensate such Lender for any amounts or costs incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor.

     Section 2.15 Illegality. If any Regulatory Change shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Rate Advances, such Lender shall notify the Borrower and the Agent, whereupon the obligation of such Lender to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist. Before giving any such notice, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Any Eurodollar Rate Advances outstanding shall be automatically converted to Reference Rate Advances as of the date of such Lender's notice.

     Section 2.16 Capital Adequacy. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on any Lender's capital or the capital of its parent corporation (by an amount such Lender deems material) as a consequence of its Commitments and/or its Loans to a level below that which such Lender or its parent corporation could have achieved but for such Regulatory Change (taking into account such Lender's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within 30 days after written notice and demand from such Lender to the Borrower (with a copy to the Agent), pay to such Lender additional amounts sufficient to compensate such Lender or its parent corporation for such reduction; provided, however, that, unless Regulatory Change has a retroactive effect, the Borrower shall not be required to compensate such Lender for any amounts or costs incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor. Any determination by such Lender under this Section and any certificate as to the amount of such reduction given to the Borrower by such Lender shall be final, conclusive and binding for all purposes, absent error.

     Section 2.17 Discretion of Lenders as to Manner of Funding; Replacement of Lenders. Each Lender shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.23) shall be made as if such Lender had actually funded and maintained each Eurodollar Rate Advance during the Interest Period for such Advance through the issuance of its certificates of deposit, or the purchase of deposits, having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

                                   ARTICLE 3

                              CONDITIONS PRECEDENT

     Section 3.1 Conditions of Initial Transaction. The making of the Term Loans and the initial Revolving Loans shall be subject to the prior or simultaneous fulfillment of the following conditions:

          (a) Documents. The Agent shall have received the following in sufficient counterparts (except for the Notes) for each Lender:

               (i) A Revolving Note, in the form of Exhibit A hereto, and a Term Note, the form of Exhibit B hereto, drawn to the order of each Lender, executed by a duly authorized officer (or officers) of the Borrower and dated the Closing Date.

               (ii) A Guaranty, duly executed by each Guarantor.

               (iii) The Pledge Agreement, duly executed by the Borrower, together with

                    (A) such financing statements and other instruments required by the Agent to perfect the security interests granted under the Pledge Agreement, and

                    (B) share certificates representing all of the issued and
               outstanding shares of Matrix Bank and undated stock powers for such certificates, duly executed in blank.

               (iv) Certificates of the Secretary or Assistant Secretary of the Borrower and each Guarantor dated as of the Closing Date and certifying as to the following:

                    (A) A true and accurate copy of corporate resolutions
               authorizing the execution, delivery and performance of the Loan Documents to which it is a party;

                    (B) The incumbency, names, titles and signatures of the
               officers of the Borrower or such Guarantor authorized to execute such Loan Documents and, in the case of the Borrower, to request Advances; and

                    (C) A true and accurate copy of the bylaws for the Borrower or such Guarantor.

               (v) A copy of the Articles of Incorporation of the Borrower and each Guarantor with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date reasonably prior to the Closing Date.

               (vi) A certificate of good standing for the Borrower and each Gurarantor in the jurisdiction of its incorporation, certified by the appropriate governmental official which shall be dated reasonably prior to the Closing Date.

               (vii) A certificate dated the Closing Date of the President of the Borrower certifying as to the matters set forth in Sections 3.2(a) and 3.2(b) below.

          (b) Opinion. The Borrower and the Guarantors shall have requested the Borrower's in-house counsel to prepare a written opinion, addressed to the Lenders and dated the Closing Date, covering the matters set forth in Exhibit C hereto, and such opinion shall have been delivered to the Agent in sufficient counterparts for each Lender.

          (c) Compliance. The Borrower shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the Closing Date.

          (d) Security Documents. All Security Documents (or financing statements with respect thereto) shall be in a form appropriate for filing or recording to the satisfaction of the Agent; any pledged collateral shall have been duly delivered to the Agent; any title insurance required by the Agent (with endorsements required by the Agent) shall have been obtained and be satisfactory to the Agent; and the priority and perfection of the Liens created by the Security Documents shall have been established to the satisfaction of the Agent and its counsel.

          (e) Other Matters. All corporate and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in scope, form and substance to the Agent, the Lenders and the Agent's special counsel, and the Agent shall have received all information and copies of all documents, including records of corporate proceedings, as the Agent or its special counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

          (f) Fees and Expenses. The Agent shall have received for itself and for the account of the Lenders all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Agent payable pursuant to Section 9.2.

     Section 3.2 Conditions Precedent to all Loans. The obligation of the Lenders to make any Loans hereunder (including the Term Loans and the initial Revolving Loans) shall be subject to the fulfillment of the following conditions:

          (a) Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct in all material respects on and as of the Closing Date and on the date of each Revolving Loan, with the same force and effect as if made on such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date and on the date of each Revolving Loan or will exist after giving effect to the Loans made on such date.

          (c) Notices and Requests. The Agent shall have received the Borrower's request for such Loans as required under Section 2.2.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Lenders:

     Section 4.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Notes and to perform its obligations under the Borrower Loan Documents. Each Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted and to enter into any Loan Documents to which it is a party and perform its respective obligation thereunder. Each of the Borrower and the Subsidiaries (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not constitute a Material Adverse Occurrence and (b) is duly qualified and in good standing as a foreign corporation (or other organization) in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any assets or expose the Borrower to any Material Adverse Occurrence.

     Section 4.2 Authorization and Validity. The execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action by such Person, and this Agreement constitutes, and the Notes and other Loan Documents when executed will constitute, the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

     Section 4.3 No Conflict; No Default. The execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Person, (b) violate or contravene any provision of the Articles of Incorporation or bylaws of such Person, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which such Person is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute a Material Adverse Occurrence.

     Section 4.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower or any Subsidiary to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents, except for those filings which have been made or obtained and any necessary filing or recordation of or with respect to any of the Security Documents.

     Section 4.5 Financial Statements and Condition. The unaudited, unreviewed, combined financial statements of the Borrower and its Subsidiaries as at September 30, 2000, and the audited combined financial statements of the Borrower and its Subsidiaries of December 31, 1999 as heretofore furnished to the Agent, and except as set forth on Schedule 4.5, have been prepared in accordance with GAAP on a consistent basis (except for the absence of footnotes and subject to year-end adjustments as to the interim statements) and fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Other than as has been disclosed in Forms 10-Q filed with the Securities and Exchange Commission on March 31, 2000, June 30, 2000 and September 30, 2000, there has been no Material Adverse Occurrence since December 31, 1999.

     Section 4.6 Litigation. Except as disclosed in the Borrower's periodic SEC filings or as set forth on Schedule 4.6, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, would constitute a Material Adverse Occurrence.

     Section 4.7 Environmental, Health and Safety Laws. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to constitute a Material Adverse Occurrence. The Borrower does not have knowledge that it or its property or any Subsidiary or the property of any Subsidiary will become subject to environmental laws or regulations during the term of this Agreement, compliance with which could reasonably be expected to require Capital Expenditures or which would constitute a Material Adverse Occurrence.

     Section 4.8 ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lenders) of such Plan's projected benefit obligations did not exceed the fair market value of such Plan's assets.

     Section 4.9 Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.

     Section 4.10 Title to Property; Leases; Liens; Subordination. Each of the Borrower and the Subsidiaries has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties, other properties and assets, referred to as owned by the Borrower and its Subsidiaries in the most recent financial statement referred to in Section 5.1 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties is subject to a Lien, except as allowed under Section 6.11. The Borrower has not subordinated any of its rights under any obligation owing to it to the rights of any other person.

     Section 4.11 Taxes. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate in all material respects and the Borrower knows of no proposed material tax assessment against it or any Subsidiary or any basis therefor.

     Section 4.12 Trademarks, Patents. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

     Section 4.13 Burdensome Restrictions. Neither the Borrower nor any Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably constitute a Material Adverse Occurrence.

     Section 4.14 Force Majeure. Since the date of the most recent financial statement referred to in Section 5.1, the business, properties and other assets of the Borrower and the

Subsidiaries have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

     Section 4.15 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.16 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 4.17 Retirement Benefits. Except as required under Section 4980B of the Code, Section 601 of ERISA or applicable state law, neither the Borrower nor any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

     Section 4.18 Subsidiaries. Schedule 4.18 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

     Section 4.19 Labor Matters. There are no pending or threatened strikes, lockouts or slowdowns against the Borrower or any Subsidiary. No Borrower nor any Subsidiaries has been or is in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary on account of wages and employee health and welfare insurance and other benefits (in each case, except for de minimus amounts), have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the transactions contemplated under the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

     Section 4.20 Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Section 5.1 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Borrower or any Subsidiary in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading, in light of the circumstances in which such statements were made and taken together with all other certificates, written statements, exhibits, and reports. Certificates or statements furnished by or on behalf of the Borrower or any Subsidiary to the Lenders consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Borrower, and the Borrower has no reason to believe that such projections or forecasts are not reasonable.

                                   ARTICLE 5

                              AFFIRMATIVE COVENANTS

     Until any obligation of the Lenders hereunder to make the Term Loans and Revolving Loans shall have expired or been terminated and the Notes and all of the other Obligations (other than contingent obligations for indemnity under the Loan Documents) have been paid in full, unless the Majority Lenders shall otherwise consent in writing:

     Section 5.1 Financial Statements and Reports. The Borrower will furnish to the Lenders:

          (a) Annually. Promptly after preparation but no later than 90 days after the last day of each fiscal year of Borrower (i) the consolidated and consolidating financial statements of the Borrower consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as of the end of such fiscal year, setting forth in each case in comparative form corresponding figures from the previous annual audit, (ii) Matrix Bank's consolidated and consolidating financial statements of the Borrower consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as of the end of such fiscal year, setting forth in each case in comparative form corresponding figures from the previous annual audit,
     (iii) solely with respect to the consolidated portion of financial statements referenced in (i) and (ii) above, the opinions, without material qualification, of Ernst & Young or of another firm of nationally-recognized independent certified public accountants reasonably acceptable to Majority Lenders, based on audits using generally accepted auditing standards, that the consolidated portion of those financial statements were prepared in accordance with GAAP and present fairly, in all material respects, Matrix Bank's and Borrower's respective consolidated financial conditions and results of operations.

          (b) Quarterly. Promptly after preparation but no later than 45 days after the last day of the first three fiscal quarters of Borrower each year
     (i) the consolidated and consolidating financial statements of the Borrower consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as of the end of such fiscal year, setting forth in each case in comparative form corresponding figures from the previous annual audit, (ii) Matrix Bank's most recent call reports or other quarterly and annual reports of condition or income furnished to the FDIC or the OTS, and (iii) reports sent to and all consents and resolutions adopted by Matrix Bank's Board of Directors during the preceding fiscal quarter.

          (c) As soon as practicable and in any event within 60 days after the beginning of each fiscal year of the Borrower, statements of forecasted consolidated and consolidating income for the Borrower for each fiscal quarter in such fiscal year and a forecasted consolidated balance sheet of the Borrower, together with supporting assumptions, as at the end of each fiscal quarter.

               (d) As soon as practicable and in any event within 45 days after the end of each fiscal quarter, a Compliance Certificate in the form attached hereto as Exhibit 5.1(d) signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Section 6.15, as at the end of such quarter and stating that as at the end of such quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

               (e) Immediately upon any officer of the Borrower becoming aware of any Default or Event of Default, a notice from the Borrower describing the nature thereof and what action the Borrower proposes to take with respect thereto.

               (f) Immediately upon any officer of the Borrower becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice from the Borrower specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

               (g) Immediately upon any officer of the Borrower becoming aware of any matter that has resulted or is reasonably likely to result in a Material Adverse Occurrence, a notice from the Borrower describing the nature thereof and what action the Borrower proposes to take with respect thereto.

               (h) Promptly but not later than 45 days after receipt by Matrix Bank, and to the extent lawful, copies of all federal regulatory examinations of Matrix Bank, including all calculations of its Risk Based Capital.

               (i) Immediately upon any officer of the Borrower becoming aware of the occurrence, (i) any notice of intention to cancel or of cancellation of Matrix Bank's Bankers Blanket Bond, or (ii) any notice or capital directive from OTS to Matrix Bank indicating that it does not have an amount of capital satisfying its minimum capital requirements or imposing any restrictions on Matrix Bank's ability to declare and pay cash Distributions to Borrower.

               (j) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as the Agent may reasonably request.

     Section 5.2 Corporate Existence. The Borrower will maintain, and cause each Subsidiary to maintain, (a) its corporate existence and (b) its good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower or such

Subsidiary from enforcing its rights with respect to any material asset or would expose the Borrower or such Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.

     Section 5.3 Insurance. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

     Section 5.4 Payment of Taxes and Claims. The Borrower shall file, and cause each Subsidiary to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause each Subsidiary to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

     Section 5.5 Inspection. Upon reasonable notice, the Borrower shall permit, and shall cause each Subsidiary to permit, any Person designated by the Agent or the Majority Lenders to visit and inspect any of the properties, corporate books and financial records of the Borrower and such Subsidiary, to examine and to make copies of the books of accounts and other financial records of the Borrower and such Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and such Subsidiary with, and to be advised as to the same by, its senior executive officers at such reasonable times and intervals as the Agent or the Majority Lenders may designate. So long as no Event of Default exists, the expenses of the Agent or the Lenders for such visits, inspections and examinations in excess of one collateral audit per fiscal year shall be at the expense of the Agent and the Lenders, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

     Section 5.6 Maintenance of Properties. The Borrower will maintain, and cause each Subsidiary to maintain, its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be conducted without material disruption.

     Section 5.7 Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

     Section 5.8 Compliance. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to constitute a Material Adverse Occurrence or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

     Section 5.9 Notice of Litigation. The Borrower will give prompt written notice to the Agent of (a) the commencement of any action, suit or proceeding before any court or arbitrator (other than any litigation where the insurance insures against the damages claimed and the insurer has assumed defense of the litigation without reservation) in which the damages claimed could exceed $500,000, (b) any material arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Agent which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or any Subsidiary or to which its respective property is subject and which, if determined adversely to the Borrower or such Subsidiary, would constitute a Material Adverse Occurrence; and (c) any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Agent which if determined adversely to the Borrower or any Subsidiary would constitute a Material Adverse Occurrence. In each case, such notice shall state the nature and status of the matters set forth in this Section 5.9.

     Section 5.10 ERISA. The Borrower will maintain, and cause each Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not, and will not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $50,000 or (c) fail to make any payments in an aggregate amount exceeding $50,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

     Section 5.11 Environmental Matters; Reporting. The Borrower will observe and comply with, and cause each Subsidiary to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute a Material Adverse Occurrence. The Borrower will give the Agent prompt written notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters
(a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (b) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

     Section 5.12 Reaffirmation of Guaranties. When so requested by the Agent from time to time, the Borrower will promptly cause any Person who has or may hereafter guaranty the Obligations or any part thereof, to execute and deliver to the Agent reaffirmations of their respective Guaranties in such form as the Agent may require.

     Section 5.13 Further Assurances. The Borrower shall, and shall cause each Subsidiary to, promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Agent or the Majority Lenders, the Borrower also shall, and cause each Subsidiary to, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent or the Majority Lenders may reasonably require from time to time in order:
(a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents including, without limitation, the delivery of a landlord waiver from any landlord required by the Agent or the Majority Lenders; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Agent and the Lenders the rights granted now or hereafter intended to be granted to the Agent and the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document or that the Borrower may be or become bound to convey, mortgage or assign to the Agent for the benefit of the Lenders in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. The Borrower shall furnish to the Agent evidence satisfactory to the Agent of every such recording, filing or registration.

     Section 5.14 Compliance with Terms of Material Contracts. The Borrower shall, and cause each Subsidiary to, make all payments and otherwise perform all obligations in respect of all material contracts to which the Borrower or any Subsidiary is a party if any such non-compliance would be reasonably likely to constitute a Material Adverse Occurrence.

                                   ARTICLE 6

                               NEGATIVE COVENANTS

     Until any obligation of the Lenders hereunder to make the Term Loans and Revolving Loans shall have expired or been terminated and the Notes and all of the other Obligations (other than contingent obligations for indemnity under the Loan Documents) have been paid in full, unless the Majority Lenders shall otherwise consent in writing:

     Section 6.1 Merger. The Borrower will not, nor permit any Subsidiary to, merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided, however, any Subsidiary may be merged with or liquidated into the Borrower or any wholly-owned Subsidiary (if the Borrower or such wholly-owned Subsidiary is the surviving corporation); further provided that nothing in this Section 6.1 shall prevent the Borrower from entering into any transactions with respect to First Matrix.

     Section 6.2 Disposition of Assets. Neither Borrower nor Matrix Bank may sell, assign, lease, transfer, or otherwise dispose of any of its assets (including, without limitation, equity interests in any other Company) except
(a) sales and dispositions in the ordinary course of business for a fair and adequate consideration and (b) sales of assets which are obsolete or are no longer in use and which are not significant to the continuation of that Company's business.

     Section 6.3 Plans. The Borrower will not permit, nor allow any Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in
Section 4068 of ERISA to attach to any assets of the Borrower or any Subsidiary; and the Borrower will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lenders) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets.

     Section 6.4 Change in Nature of Business. The Borrower will not, nor permit any Subsidiary to, make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof.

     Section 6.5 Subsidiaries. After the date of this Agreement, the Borrower will not, and will not permit any Subsidiary to, form or acquire any corporation which would thereby become a Subsidiary; provided, that the Borrower may form or acquire additional Subsidiaries as long as (A) all of the issued and outstanding shares of each class of capital stock, partnership interests in or other ownership interests in each such Subsidiary is owned, directly or indirectly, by the Borrower (except for directors' qualifying shares, shares or other ownership interests issued to satisfy local ownership requirements and shares or other ownership interests issued for similar legal purposes), and (B) each such Subsidiary shall have executed and delivered to the Agent a Guaranty, together with such certificates and opinions as the Agent may reasonably request in connection therewith.

     Section 6.6 Negative Pledges; Subsidiary Restrictions. The Borrower will not, nor permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Lenders which would (i) prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Lenders any Lien on any assets or properties of the Borrower or such Subsidiary (other than any such provision contained in a Capitalized Lease or other similar lease relating to specific property), or (ii) require the Borrower or such Subsidiary to grant a Lien to any other

Person if the Borrower or such Subsidiary grants any Lien to the Lenders. The Borrower will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or
(b) make loans or other cash payments to the Borrower.

     Section 6.7 Transactions with Affiliates. The Borrower will not, nor permit any Subsidiary to, directly or indirectly enter into any transaction with any of its Affiliates other than transactions in the ordinary course of business or upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. Notwithstanding the preceding sentence, nothing in this Section 6.7 shall apply to transactions between the Borrower and any wholly-owned Subsidiary.

     Section 6.8 Accounting Changes. The Borrower will not, nor permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary.

     Section 6.9 Investments. The Borrower will not acquire for value, make, have or hold any Investments, except:

          (a) Government Securities. Government Securities.

          (b) State Obligations. Readily marketable direct obligations of any state of the United States of America given on the date of such investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one year from the making of the investment.

          (c) Certificates of Deposit, Etc. Certificates of deposit issued by, bank deposits in, eurocurrency deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by (i) any Lender or (ii) any domestic bank or any domestic branch or office of a foreign bank, in either case having on the date of the investment a short-term certificate of deposit credit rating of at least P-2 by Moody's Investors Service, Inc., or A-2 by Standard & Poor's Corporation, in each case due within one year from the making of the investment.

          (d) Government Repos. Repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934 having on the date of the investment capital of at least $100,000,000, due within 30 days after the date of the making of the investment, so long as the maker of the investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in the Government Securities as soon as practicable after the making of the investment.

          (e) Commercial Paper. Readily marketable commercial paper of domestic corporations doing business in the United States of America or any of its states or of any corporation that is the holding company for a bank described in clause (c) above and having on the date of the investment a credit rating of at least P-1 by Moody's Investors Service, Inc., or A-1 by Standard & Poor's Corporation, in each case due within 90 days after the date of the making of the investment.

          (f) Preferred Stock. "Money market preferred stock" issued by a domestic corporation given on the date of the investment a credit rating of at least Aa by Moody's Investors Services, Inc., and AA by Standard & Poor's Corporation, in each case having an investment period not exceeding 50 days, so long as (i) the amount of all of those investments issued by the same issuer does not exceed $5,000,000 and (ii) the total amount of all of those investments does not exceed $10,000,000.

          (g) Mutual Funds. A readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) above, or a registered broker or dealer described in Clause (d) above, that has and maintains an investment policy limiting its investments primarily to instruments of the types describe in clauses (a) through (f) above and has on the date of those investment total assets of at least $1,000,000,000.

          (h) Other Companies. Investments by Borrower in any other Company in compliance with Sections 6.1 and 6.5.

          (i) Directors, Etc. Loans or advances to directors, officers, and employees of the Borrower that never exceed a total of $1,000,000 in principal-amount outstanding.

          (j) Customers. Indebtedness of its customers created in its ordinary course of business in a manner consistent with its present practices.

          (k) Hedge Contracts. Hedge Contracts.

          (l) Charter-School Assets. Investments in charter-school leases or loans originated or acquired by Equi-Mor in the ordinary course of business.

          (m) Miscellaneous. Other Investments made in the ordinary course of business for a financial services firm.

For purposes of this Section 6.9, the total amount outstanding of any Investment by any Person in any other Person is to be determined net of repayments and dividends to, and sales of securities of the second Person by, the first Person.

     Section 6.10 Indebtedness. The Borrower will not, nor permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness described on Schedule 6.10 and all renewals, extensions, amendments, modifications, and refinancings of (but not any principal increases after the date of this agreement to) such Indebtedness.

          (b) The Obligations.

          (c) Indebtedness of Matrix Bank to Borrower.

          (d) Other Indebtedness incurred by either Borrower or Matrix Bank that never exceeds $1,000,000 in total-principal amount outstanding for both Borrower and Matrix Bank, together with renewals, extensions, amendments, modifications, and refinancings of that Indebtedness and those obligations subject to the foregoing limitations of this clause (d).

          (e) Hedging Contracts, trade payable, accrued Taxes, and other liabilities that do not constitute Indebtedness for borrowed money or Capitalized Leases; and endorsements of negotiable instruments in the ordinary course of business.

          (f) Subordinated Debt, so long as Borrower does not (A) prepay or cause to be prepaid any principal of, or any interest on, any of the Subordinated Debt except (i) conversions of Subordinated Debt to equity of Borrower that is not mandatorily redeemable, (ii) exchanges of Subordinated Debt for other Subordinated Debt, and (iii) prepayment of Subordinated Debt with the proceeds of the issuance of additional Subordinated Debt or capital stock issued by Borrower, or (B) amend or modify the terms of any Subordinated Debt, or incur any new Subordinated Debt, to the extent that
     (A) any of the applicable subordination, payment blockage, or standstill provisions are less favorable to Lenders than exists for the Subordinated Debentures, (B) the applicable representations, covenants, events of default, and other provisions are materially more onerous to the obligor than exists for the Subordinated Debentures, or (C) scheduled or mandatory principal or sinking fund payment obligations are (I) with respect to Subordinated Debt outstanding on the date hereof, added or modified , or
     (II) with respect to any Subordinated Debt incurred after the date hereof, would take effect before 180 days after the final Maturity Date of the Term Loan.

          (g) Indebtedness incurred by Matrix Bank in the ordinary course of business which are consistent with prudent banking practices.

          (h) Indebtedness secured by Liens permitted under Section 6.11(q) hereof.

          (i) Indebtedness consisting of Permitted Warehouse Debt, provided, however, that to the extent such Indebtedness ceases to constitute Permitted Warehouse Debt, such Indebtedness shall be deemed to be incurred at the time it ceased to be Permitted Warehouse Debt.

     Section 6.11 Liens. The Borrower will not, nor permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by a Borrower or a Subsidiary, except:

          (a) Liens existing on the Closing Date and described on Schedule 6.11 and all renewals, extensions, amendments, and modifications of any of them to the extent that the total principal amount each individually secures never exceeds the total-principal amount secured by it on the date of this agreement.

          (c) Liens granted to the Agent and the Lenders under the Security Documents to secure the Obligations.

          (e) Any interest or title of a lessor in assets being leased under an operating lease that does not constitute Indebtedness.

          (f) Liens arising under Hedging Contracts that do not cover any Collateral.

          (h) Liens that secure any of the Indebtedness described in Section 6.10(d) (together with any renewal, extension, amendment, or modification of any such Lien) so long as each such Lien never covers any assets except the assets acquired, constructed, or improved with such Indebtedness.

          (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

          (j) Pledges or deposits (to the extent that they do not cover any Collateral except cash proceeds of Collateral arising in the ordinary course of business) made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs.

          (l) Good-faith pledges or deposits (to the extent that they do not cover any Collateral except cash proceeds of Collateral arising in the ordinary course of business) (i) for 10% or less of the amounts due under (and made to secure) the Borrower's, or any Subsidiary's, performance of bids, tenders, contracts (except for the repayment of borrowed money), (ii) in respect of any operating lease, that are for up to but not more than the greater of either 10% of the total rental obligations for the term of the lease or 50% of the total rental obligations payable during the first year of the lease, or (iii) made to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds benefiting the Borrower or any Subsidiary in the ordinary course of its business.

          (m) Zoning and similar restrictions on the use of, and easements, restrictions, covenants, title defects, and similar encumbrances on, real property that do not materially impair the use of the real property and that are not violated by existing or proposed structures or land use.

          (n) If no Lien has been filed in any jurisdiction or agreed to (i) claims and Liens for Taxes not yet due and payable, (ii) mechanic's Liens and materialman's Liens for services or materials and similar Liens incident to construction and maintenance of real property, in each case for which payment is not yet due and payable, (iii) landlord's Liens for rental not yet due and payable, and (iv) Liens of warehousemen and carriers and similar Liens securing obligations that are not yet due and payable.

          (o) Liens incurred pursuant to Indebtedness permitted under Section 6.10(g) hereof.

          (p) Liens incurred pursuant to Indebtedness permitted under Section 6.10(i) hereof on (i) Eligible Receivables under such Warehouse Facility and any and all notes, instruments, general intangibles or other documentation underlying such Eligible Receivables; (ii) Servicing Rights with respect to such Eligible Receivables, (iii) Residual Receivables, and
     (iv) capital stock of any Subsidiary of the Borrower where substantially all of the assets of such Subsidiary are Residual Receivables.

          (q) The interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; provided that such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

     Section 6.12 Contingent Liabilities. The Borrower will not, nor permit any Subsidiary to, be or become liable on any Contingent Obligations, except (i) Contingent Obligations existing on the date of this Agreement and described on
Schedule 6.12, (ii) Contingent Obligations for the benefit of the Lenders, and
(iii) Contingent Obligations expressly permitted pursuant to Section 6.10.

     Section 6.13 Loan Proceeds. The Borrower will not, nor permit any Subsidiary to, use any part of the proceeds of any Loan or Advances directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations U or X of the Board.

     Section 6.14 Restricted Payments. The Borrower may not make any Restricted Payment, except (a) after the Closing Date, the Borrower may make Restricted Payments in an aggregate amount not exceeding $3,000,000 pursuant to its stock repurchase plan in effect on the Closing Date; and (b) with respect to any fiscal year of the Borrower, the Borrower may make Restricted Payments on or with respect to its capital stock in an aggregate amount not exceeding 25% of the Borrower's consolidated net income for such year.

     Section 6.15 Financial Covenants.

          (a) Net Worth. The Borrower shall not permit its Consolidated Net Worth, at any time, to be less than $60,000,000.

          (b) Cash Coverage. The Borrower shall not permit the ratio (calculated only in respect of the Borrower) of cash dividends and tax sharing payments available to be received by the Borrower from its Subsidiaries to cash expenses and CMLTD paid by the Borrower, as of the last day of any fiscal quarter, for the four consecutive fiscal quarters ending on such date, to be less than 1.5 to 1.0.

          (c) Net Income. The Borrower shall not permit Matrix Bank's Net Income, as of the last day of any fiscal quarter, for the four consecutive fiscal quarters ending on such date, to be less than $7,500,000.

          (d) Capital Ratio. The Borrower shall not permit Matrix Bank to fail to either (a) maintain a "well capitalized" designation from OTS with respect to its minimum "Risk Based Capital," as defined in 12 C.F.R.ss.565.4(b)(1), or (b) have a "Risk Based Capital Ratio," as defined in 12 C.F.R.ss.567.2(a)(1), of less than 10%.

          (e) Leverage Ratio. The Borrower shall not permit Matrix Bank to fail to either (a) maintain a "well capitalized" designation from OTS with respect to its "leverage," as defined in 12 C.F.R.ss.565.4(b)(1), or (b) have a "Leverage Ratio," as defined in 12 C.F.R.ss.567.2(a)(2)(ii), of less than 5.0%.

          (f) Classified Assets. The Borrower shall not permit Matrix Bank to have a ratio (stated as a percentage) of Classified Assets to total assets at any time greater than 3%.

                                   ARTICLE 7

                         EVENTS OF DEFAULT AND REMEDIES

     Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

          (a) The Borrower shall fail (i) to make when due, whether by acceleration or otherwise, any payment of principal of any Note when due or any other Obligation required to be made to the Agent or any Lender pursuant to this Agreement or any Rate Protection Obligation, or (ii) to make any payment of interest on any Note within 5 days of the date when due.

          (b) Any representation or warranty made by or on behalf of the Borrower, any Subsidiary or any Guarantor in this Agreement or any other Loan Document or by or on behalf of the Borrower, any Subsidiary or any Guarantor in any certificate, statement, report or document herewith or hereafter furnished to any Lender or the Agent pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

          (c) The Borrower shall fail to comply with Sections 5.2(a), 5.3 or any Section of Article VI hereof.

          (d) The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for 30 calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Agent or, (ii) the date the Borrower should have given notice of such failure to the Agent pursuant to Section 5.1, or (iii) the date the Agent or the Lender gives notice of such failure to the Borrower.

          (e) Any default (however denominated or defined) shall occur under any Security Document.

          (f) The Borrower, any Subsidiary or any Guarantor shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower, such Subsidiary or such Guarantor or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower, any Subsidiary or any Guarantor or for a substantial part of the property thereof and shall not be discharged within 45 days, or the Borrower, any Subsidiary or any Guarantor shall make an assignment for the benefit of creditors.

          (g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower, any Subsidiary or any Guarantor, and, if instituted against the Borrower, any Subsidiary or any Guarantor, shall have been consented to or acquiesced in by the Borrower, such Subsidiary or such Guarantor, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower, such Subsidiary or such Guarantor.

          (h) Any dissolution or liquidation proceeding not permitted by Section
     6.1 shall be instituted by or against the Borrower or any Subsidiary or any dissolution or liquidation proceeding shall be instituted by or against any Guarantor, and, if instituted against the Borrower, any Subsidiary or any Guarantor, shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Guarantor or shall remain for 45 days undismissed.

          (i) A judgment or judgments for the payment of money in excess of the sum of $250,000 in the aggregate shall be rendered against the Borrower or any Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

          (j) The maturity of any material Indebtedness of the Borrower (other than Indebtedness under this Agreement) or any Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of the Borrower or any Subsidiary shall be deemed "material" if it exceeds $250,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(j) has occurred.

          (k) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

          (l) Any Guarantor shall repudiate or purport to revoke its, his or her Guaranty, or any Guaranty for any reason shall cease to be in full force and effect as to the Guarantor executing and delivering the same or shall be judicially declared null and void as to such Guarantor.

          (m) Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or any Subsidiary, or the Agent or the Lenders shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Agent or the Lenders if (i) the aggregate value of the collateral affected by any of the foregoing exceeds $10,000 and (ii) any of the foregoing shall remain unremedied for ten days or more after receipt of notice thereof by the Borrower from the Agent.

          (n) Any Change of Control shall occur.

          (o) Matrix Bank has, or receives notice or a directive from OTS that it has, inadequate capital to satisfy its minimum capital requirements, receives any notice or capital directive from OTS restricting its ability to pay cash Distributions to Borrower, or receives notice of intention to cancel or of cancellation of its Bankers Blanket Bond.

     Section 7.2 Remedies. If (a) any Event of Default described in Sections 7.1(f), (g) or (h) shall occur with respect to the Borrower, the Commitments shall automatically terminate and the Notes and all other Obligations shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then, upon receipt by the Agent of a request in writing from the Majority Lenders, the Agent shall take any of the following actions so requested: (i) declare the Commitments terminated, whereupon the Commitments shall terminate, and (ii) declare the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding. Upon the occurrence of any of the events described in clause (a) of the preceding sentence, or upon the occurrence of any of the events described in clause (b) of the preceding sentence when so requested by the Majority Lenders, the Agent may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

     Section 7.3 Offset. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes each Lender to set off any Obligations owed to such Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, such Lender. Such right shall exist whether or not such Lender shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders. Each Lender agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower of its exercise of such setoff right; provided, however, that the failure of such Lender to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Lender to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                   ARTICLE 8

                                   THE AGENT

     The following provisions shall govern the relationship of the Agent with the Lenders.

     Section 8.1 Appointment and Authorization. Each Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such respective powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder. The duties of the Agent shall be mechanical and administrative in nature, and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Agent, the Borrower or the Lenders.

     Section 8.2 Note Holders. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to the Agent.

     Section 8.3 Consultation With Counsel. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     Section 8.4 Loan Documents. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties in any Loan Document or be under a duty to examine or pass upon the validity, effectiveness, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     Section 8.5 Agent and Affiliates. With respect to its Commitments and the Loans made by it, the Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent consistent with the terms thereof, and the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower as if it were not the Agent.

     Section 8.6 Action by Agent. Except as may otherwise be expressly stated in this Agreement, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents. The Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law. The Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties and to be consistent with the terms of this Agreement.

     Section 8.7 Credit Analysis. Each Lender has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower in connection with entering into this Agreement and has made its own appraisal of the creditworthiness of the Borrower. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

     Section 8.8 Notices of Event of Default, Etc. In the event that the Agent shall have acquired actual knowledge of any Event of Default or Default, the Agent shall promptly give notice thereof to the Lenders. The Agent shall not be deemed to have knowledge or notice of any Default or Event of Default, except with respect to actual defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default".

     Section 8.9 Indemnification. Each Lender agrees to indemnify the Agent, as Agent (to the extent not reimbursed by the Borrower), ratably according to such Lender's share of the aggregate Revolving and Term Loan Commitment Amounts from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on or incurred by the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. No payment by any Lender under this Section shall relieve the Borrower of any of its obligations under this Agreement.

     Section 8.10 Payments and Collections. All funds received by the Agent in respect of any payments made by the Borrower on the Term Notes shall be distributed forthwith by the Agent among the Lenders, in like currency and funds as received, ratably according to each Lender's Term Loan Percentage. All funds received by the Agent in respect of any payments made by the Borrower on the Revolving Notes or Revolving Commitment Fees shall be distributed forthwith by the Agent among the Lenders, in like currency and funds as received, ratably according to each Lender's Revolving Percentage. After any Event of Default has occurred, all funds received by the Agent, whether as payments by the Borrower or as realization on collateral or on any Guaranties, shall (except as may otherwise be required by law) be distributed by the Agent in the following order: (a) first to the Agent or any Lender who has incurred unreimbursed costs of collection with respect to any Obligations hereunder, ratably to the Agent and each Lender in the proportion that the costs incurred by the Agent or such Lender bear to the total of all such costs incurred by the Agent and all Lenders; (b) next to the Agent for the account of the Lenders (in accordance with their respective Total Percentages) for application on the Notes and any Rate Protection Obligations; and (c) last to the Agent for the account of the Lenders (in accordance with their respective Revolving Percentages) for any unpaid Revolving Commitment Fees owing by the Borrower hereunder.

     Section 8.11 Sharing of Payments. If any Lender shall receive and retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of Indebtedness under this Agreement or the Notes in excess of such Lender's share thereof as determined under this Agreement, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Notes held by such other Lenders as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Lenders; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above, each Lender agrees to exercise any and all rights of setoff, counterclaim or banker's lien first fully against any Notes and participations therein held by such Lender, next to any other Indebtedness of the Borrower to such Lender arising under or pursuant to this Agreement and to any participations held by such Lender in Indebtedness of the Borrower arising under or pursuant to this Agreement, and only then to any other Indebtedness of the Borrower to such Lender.

     Section 8.12 Advice to Lenders. The Agent shall forward to the Lenders copies of all notices, financial reports and other communications received hereunder from the Borrower by it as Agent, excluding, however, notices, reports and communications which by the terms hereof are to be furnished by the Borrower directly to each Lender.

     Section 8.13 Defaulting Lender.

          (a) Remedies Against a Defaulting Lender. In addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or applicable law, if at any time a Lender is a Defaulting Lender such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Majority Lenders, shall be suspended while such Lender remains a Defaulting Lender. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document until such defaulted payment and related interest has been paid in full and such default no longer exists and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the default of such Defaulting Lender being cured.

          (b) Purchase from Defaulting Lender. Any Lender that is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitments. If more than one Lender exercises such right, each such Lender shall have the right to acquire such proportion of such Defaulting Lender's Commitments on a pro rata basis. Upon any such purchase, the Defaulting Lender's interest in its Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof subject to and in accordance with the requirements set forth in Section 9.6, including an Assignment in form acceptable to the Agent. The purchase price for the Commitments of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. The purchaser shall pay to the Defaulting Lender in Immediately Available Funds on the date of such purchase the principal of and accrued and unpaid interest and fees on the Loans made by such Defaulting Lender hereunder (it being understood that such accrued and unpaid interest and fees may be paid pro rata to the purchasing Lender and the Defaulting Lender by the Agent at a subsequent date upon receipt of payment of such amounts from the Borrower). Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

     Section 8.14 Resignation. If at any time the Agent shall deem it advisable, in its sole discretion, it may submit to each of the Lenders and the Borrower a written notification of its resignation as Agent under this Agreement, such resignation to be effective upon the appointment of a successor Agent, but in no event later than 30 days from the date of such notice. Upon submission of such notice, the Majority Lenders may appoint a successor Agent with the consent of the Borrower, so long as a Default or an Event of Default has not occurred and is continuing and which consent shall not be unreasonably withheld.

                                   ARTICLE 9

                                 MISCELLANEOUS

     Section 9.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by the Borrower or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. (The Agent may enter into amendments or modifications of, and grant consents and waivers to departure from the provisions of, those Loan

Documents to which the Lenders are not signatories without the Lenders joining therein, provided the Agent has first obtained the separate prior written consent to such amendment, modification, consent or waiver from the Majority Lenders.) Notwithstanding the forgoing, no such amendment, modification, waiver or consent shall:

          (a) Reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or modify any of the provisions of any Note with respect to the payment or repayment thereof, without the consent of all the Lenders; or

          (b) Increase the amount or extend the time of any Commitment of any Lender, without the consent of all the Lenders; or

          (c) Reduce the rate or extend the time of payment of any fee payable to a Lender, without the consent of all the Lenders; or

          (d) Except as may otherwise be expressly provided in any of the other Loan Documents, release any material portion of collateral securing, or any guaranties for, all or any part of the Obligations without the consent of all the Lenders; or

          (e) Amend the definition of Majority Lenders or otherwise reduce the percentage of the Lenders required to approve or effectuate any such amendment, modification, waiver, or consent, without the consent of all the Lenders; or

          (f) Amend any of the foregoing Sections 9.1(a) through (e) or this
     Section 9.1(f) without the consent of all the Lenders; or

          (g) Amend any provision of this Agreement relating to the Agent in its capacity as Agent without the consent of the Agent; or

          (h) Amend any provision of this Agreement relating to the issuance of Letters of Credit without the consent of the Agent.

     Section 9.2 Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Agent (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Agent) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters relating thereto. The Borrower shall also reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable expenses of legal counsel) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

     Section 9.3 Waivers, etc. No failure on the part of the Agent or the holder of a Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

     Section 9.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Agent or any Lender under Article II hereof shall be deemed to have been given only when received by the Agent or such Lender.

     Section 9.5 Taxes. The Borrower agrees to pay, and save the Agent and the Lenders harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Notes, which obligation of the Borrower shall survive the termination of this Agreement.

     Section 9.6 Successors and Assigns; Participations; Foreign and Purchasing Lenders.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating interests in a minimum aggregate amount of $5,000,000 in the Loans, the Notes and the Revolving Commitment held by such Lender, and any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Revolving Note and Term Note for all purposes under this Agreement, (iv) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) the agreement pursuant to which such Participant acquires its participating interest herein shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations, including, without limitation the right to consent or agree to any amendment, modification, consent or waiver with respect to this Agreement or any other Loan Document, provided that such agreement may provide that such Lender will not consent or agree to any such amendment, modification, consent or waiver with respect to the matters set forth in Sections 9.1(a)(e) without the prior consent of such Participant. The Borrower agrees that if amounts outstanding under this Agreement, the Revolving Notes, the Term Notes and the Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Revolving Note, Term Note or other Loan Document to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Revolving Note, Term Note or other Loan Document; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 8.11. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13 through 2.17 and 9.2 with respect to its participation in the Revolving Commitments, Term (A) Loan Commitments, Term (B) Loan Commitments, Revolving Loans, the Term (A) Loans and the Term (B) Loans; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Each Lender may, from time to time, upon the Borrower's prior written consent (so long as a Default or an Event of Default has not occurred and is continuing), such consent not to be unreasonably withheld, assign to other lenders ("Assignees") part of the Indebtedness in a minimum aggregate amount of $5,000,000, which shall consist of equivalent proportions of its Revolving Commitment, Revolving Note and Term Note, pursuant to written agreements executed by such assigning Lender, such Assignee(s), the Borrower and the Agent in substantially the form of
     Exhibit 9.6, which agreements shall specify in each instance the portion of the Obligations evidenced by the Revolving Note and Term Note which is to be assigned to each Assignee and the portion of the Pro Rata Share and Revolving Commitment of such Lender to be assumed by each Assignee (each, an "Assignment Agreement"); provided, however, that the assigning Lender must pay to the Agent a processing and recordation fee of $3,500; provided further that the Borrower may reasonably withhold its consent if any assignment would result in increased costs to the Borrower with respect to the matters set forth in Sections 2.14, 2.15 and 2.16. Upon the execution of each Assignment Agreement by the assigning Lender, the relevant Assignee, the Borrower, and the Agent, payment to the assigning Lender by such Assignee of the purchase price for the portion of the Obligations being acquired by it and receipt by the Borrower of a copy of the relevant Assignment Agreement, (x) such Assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with a Pro Rata Share, Revolving Commitment and outstanding Term Loans in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender under this Agreement, (y) such assigning Lender shall have no further liability for funding the portion of its Revolving Commitment assumed by such Assignee and (z) the address for notices to such Assignee shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of each Assignment Agreement, the assigning Lender shall surrender to the Agent the Revolving Note, the Term Note, a portion of which is being assigned, and the Borrower shall execute and deliver a Revolving Note and Term Note to the Assignee in the amount of such Assignee's Revolving Commitment and outstanding Term Loans, respectively, and a new Revolving Note and Term Note to the assigning Lender in the amount of its Revolving Commitment and outstanding Term Loans, after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Revolving Notes" and "Term Notes" for all purposes of this Agreement and of the other Loan Documents.

          (d) The Borrower shall not be liable for any costs incurred by the Lenders in effecting any participation under subparagraph (b) of this subsection or by the Lenders in effecting any assignment under subparagraph
     (c) of this subsection except with respect to the Agent as provided in this
     Section 9.6.

          (e) Each Lender may disclose to any Assignee or Participant and to any prospective Assignee or Participant any and all financial information in such Lender's possession concerning the Borrower or any of its Subsidiaries (if any) which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender's credit evaluation of the Borrower or any of its Subsidiaries prior to entering into this Agreement, provided that prior to disclosing such information, such Lender shall first obtain the agreement of such prospective Participant to comply with the provisions of Section 9.7.

          (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any note held by it in favor of any federal reserve lender in accordance with Regulation A of the Board or U. S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Lender may enforce such pledge or security interest in any manner permitted under applicable law.

     Section 9.7 Confidentiality of Information. The Agent and each Lender shall use reasonable efforts to (a) hold as confidential information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent or such Lender pursuant to the provisions hereof; (b) only use such information for the purposes of this Agreement and any other relationship between any Lender and the Borrower; and (c) not divulge such information to any Person other than the Lenders, their Affiliates and their respective officers, directors, employees and agents, except: (i) to their attorneys and accountants,
(ii) in connection with the enforcement of the rights of the Agent or the Lenders under the Loan Documents or otherwise in connection with applicable litigation, (iii) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, (iv) if such information is generally available to the public other then as a result of disclosure by the Agent or a Lender, (v) to any direct or indirect contractual counterparty in any hedging arrangement or such contractual counterparty's professional advisor, (vi) to any nationally recognized rating agency that requires information about a Lender investment portfolio in connection with ratings issued with respect to such Lender, and
(vii) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Agent or any Lender or by any applicable law, rule, regulation or judicial process, the opinion of the Agent or such Lender's counsel concerning the making of such disclosure to be binding on the parties hereto. Neither the Agent nor any Lender shall incur any liability to the Borrower by reason of any disclosure permitted by this Section 9.7.

     Section 9.8 Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL LENDERS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

     Section 9.9 Consent to Jurisdiction. AT THE OPTION OF THE AGENT, THIS AGREEMENT AND THE OTHER BORROWER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 9.10 Waiver of Jury Trial. THE BORROWER , THE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 9.11 Confirmation of Security Interest. The Borrower confirms that its obligations under this Credit Agreement, shall constitute Obligations within the meaning of the Security Documents.

     Section 9.12 Survival of Agreement. All representations, warranties, covenants and agreement made by the Borrower herein or in the other Borrower Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Lenders and shall survive the making of the Loans by the Lenders and the execution and delivery to the Lenders by the Borrower of the Notes, regardless of any investigation made by or on behalf of the Lenders, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Commitments have not been terminated; provided, however, that the obligations of the Borrower under Sections 9.2, 9.5 and 9.13 shall survive payment in full of the Obligations and the termination of the Commitments.

     Section 9.13 Indemnification. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Agent and the Lenders and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent and the Lenders and their respective Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

          (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

          (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Lenders by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

     This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive the payment in full of the other Obligations.

     Section 9.14 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     Section 9.15 Entire Agreement. This Agreement and the other Borrower Loan Documents embody the entire agreement and understanding between the Borrower, the Agent and the Lenders with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

     Section 9.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 9.17 Borrower Acknowledgments. The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) neither the Agent nor any Lender has any fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrower and the Agent or any Lender, and (d) neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower and the Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrower by the Agent or any Lender is for the protection of the Lenders and neither the Borrower nor any third party is entitled to rely thereon.

     Section 9.18 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                            MATRIX BANCORP, INC.


                                            By /s/
                                                  Guy A. Gibson
                                            Title President

                                            Address for Borrower:
                                            1380 Lawrence Street, Suite 1400
                                            Denver, CO 80204



                                            U.S. BANK NATIONAL ASSOCIATION,
                                            As Agent and a Lender

                                            By /s/
                                                  Mark A. Bagley

                                            Title Vice President

                                            In its individual corporate capacity
                                            and as Agent

                                            Address:
                                            U.S. Bank National Association
                                            918 17th Street
                                            Denver, CO  80202
                                            ATTN: Mark A. Bagley



                      [Signature Page to Credit Agreement]

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